ASSIGNMENT AND CONSENT TO ASSIGNMENT AGREEMENT

This Assignment and Consent to Assignment Agreement (the “Agreement”) is entered as of June 19, 2013 by and among Focus Venture Partners, Inc., a Nevada corporation (the “Assignor”), Beacon Enterprise Solutions Group, Inc., a Nevada corporation (the “Assignee”), and 5G Investments, LLC, a Delaware limited liability company (the “Investor”).

WHEREAS, in connection with that certain Amended and Restated Agreement and Plan of Merger dated as of June 19, 2013 (the “Merger Agreement”) by and among the Assignor, the Assignee and the other signatories thereto, the Assignor requires that that certain Securities Purchase Agreement by and between the Assignor and the Investor dated as of June 19, 2013 (including all documents entered into in connection therewith, the “Purchase Agreement”) be assigned by the Assignor to the Assignee upon the closing of the Merger Agreement; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

NOW, THEREFORE, the Parties, intending to be bound, and for good and valuable consideration, hereby agree as follows:

1. Assignment by Assignor. The Assignor hereby assigns, conveys, and transfers to the Assignee all of the Assignor’s rights, title and interest in and to, and hereby delegates to the Assignee all of the Assignor’s obligations and duties under, the Purchase Agreement, in each case effective upon the closing of the Merger Agreement.

2. Assumption by Assignee. The Assignee hereby accepts all of Assignor’s rights, title and interest in and to the Purchase Agreement, and assumes all of Assignor’s obligations and duties under the Purchase Agreement, in each case effective upon the closing of the Merger Agreement.

3. Consent to Assignment by the Investor. The Investor hereby consents to the Assignor’s assignment, conveyance and transfer to the Assignee of all of the Assignor’s rights, title and interest in and to the Purchase Agreement; notwithstanding the foregoing, it is accepted and agreed by the parties hereto that such consent shall not relieve the Assignor of its obligations to the Investor under the Purchase Agreement.

4. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, assigns and legal representatives.

5. Governing Law; Venue. This Agreement shall be governed solely and exclusively by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The Parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, State and County of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in the State of New York. The Parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the Party prevailing therein shall be entitled to payment from the other Party hereto of its reasonable counsel fees and disbursements.

6. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have hereby executed and delivered this Agreement as of the date first written above.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

By:	/s/
Name:	Bruce Widener
Title:	Chief Executive Officer

FOCUS VENTURE PARTNERS, INC.

By:	/s/
Name:	Christopher Ferguson
Title:	Chief Executive Officer

5G INVESTMENTS, LLC
By: 5G Management, LLC, its Manager

By:	/s/
Name:	Hugh Regan
Title:	President